                                 Exhibit 99(b)

News                 [LOGO OF TENNECO INC APPEARS HERE]          Tenneco Inc.
Release
                                  Tenneco Building
                                  P.O. Box 2511
                                  Houston, Texas 77252
                                  TWX 910-881-2565
- -----------------------------------------------------------------------------
MEDIA CONTACTS:
    Christine LeLaurin at Tenneco-Houston (713) 757-2761
    Bill Masterson, Sandy Lasch at Case-Racine (414) 636-5708
    Kate Philipps at Case Europe-Paris 011-331-46-40-82-08

        TENNECO FILES FOR INITIAL PUBLIC OFFERING OF 35 PERCENT OF ITS
                 CASE FARM AND CONSTRUCTION EQUIPMENT DIVISION

    HOUSTON, April 26, 1994 -- Tenneco Inc. announced today that it intends to offer 35 percent of its Case farm and construction equipment division through an initial public offering.

    A registration statement was filed this morning with the Securities and Exchange Commission in Washington describing the transaction. After the offering, Tenneco would retain 65 percent of the new corporation, which would operate under the name of Case Corporation.

    Dana G. Mead, Tenneco president and chief executive and chairman of Case, said that the proceeds from the proposed offering would be used by Tenneco to repay short-term debt, to pay taxes related to the transaction and for general corporate purposes. Proceeds from the initial public offering are dependent upon the offering price per share to be determined later.

    Longer term, the company intends to reinvest the proceeds in a manner consistent with the company's strategy. Under current planning assumptions, the expected returns from these investments would replace the earnings contribution lost as a result of the proposed offering.

    It is expected that the proposed offering would not have a material effect on Tenneco earnings in 1994.

                                    -more-

    Overall gross margins were up as operating income rose by 10 percent in the first quarter, to $301 million, from $274 million. Revenues rose by 1 percent to $3.3 billion.

    Mead said that further improvement from operating efficiencies in each of Tenneco's six business divisions as well as improved pricing for many products should contribute to continued strong earnings growth at Tenneco this year.

    The expanding economy in the United States is providing strength to several Tenneco markets in addition to auto parts, which had a record first quarter, Mead said. Prices and demand for containerboard, plastics and aluminum specialty packaging are rising, and all areas of the natural gas operations are strengthening.

    Business conditions for most industry sectors in Europe remain weak, but are beginning to improve. Sales of specialty chemicals are above year-ago levels. In Asia, where Tenneco's chemical operations are expanding, phosphate sales exceeded expectations.

    "This is the first time in two-and-a-half years that we have had improving market conditions in nearly every sector," Mead said. "We are continuing to see the improvements in our cost position help us achieve even greater improved earnings."

CONTINUED IMPROVEMENT, STRONG RESULTS AT CASE
- ---------------------------------------------
    The strong performance in the first quarter by the Case farm and construction equipment division was responsible for most of the gain in Tenneco's operating income.

    Case has now recorded four consecutive profitable quarters and nine consecutive quarters of improved operating income in quarter over quarter comparisons that represents an overall increment of about $800 million since the fourth quarter of l991, excluding restructuring charges.

                                    -more-

    "This transaction, along with the improved earnings from operations and an already strengthened balance sheet, should enable us to enter a new period of consistent growth from a less cyclical base of operations," he said.

    "The transition to public ownership of Case creates opportunities for both Tenneco and Case investors to share in Case's improved prospects in the farm and construction equipment industry and to realize the value that has been created at Case by virtue of its stronger performance. Tenneco would further benefit from the redeployment of the proceeds into some of its higher-return, faster-growing core businesses."

A CORE OF STRONG BUSINESSES WITH GOOD GROWTH PROSPECTS
- ------------------------------------------------------
    Mead said that each Tenneco division has opportunities to build on its existing core businesses, including through international expansion.

    He underscored the growth opportunities at three of the divisions. Tenneco Gas, the company's natural gas business based in Houston, has attractive prospects in the higher-return, non-regulated side of that business.

    It signed an agreement last week to oversee the design, construction and operation of a 750-mile pipeline from Argentina to Chile. Upon completion, it will have a 25 percent equity interest in the $600 million pipeline project, and will be the pipeline's technical operator.

    The division is seeking additional projects in Europe, South America and Asia. Meanwhile, its regulated pipeline business in the United States has consistently ranked among the top competitors in return on net assets, and led the industry in 1993.

                                    -more-

    Tenneco Automotive, the global automotive parts business based near Chicago in Lincolnshire, Ill., has leading market positions in the North America retail business through its Walker and Monroe brands. Its advanced technology has made it a leader in new products to reduce vehicle exhaust emissions as well as noise generated by industrial sources and by vehicles.

    As a high-quality, low-cost manufacturer, Tenneco Automotive is ideally situated for growth as automakers reduce their number of suppliers and shift more value-added manufacturing and assembly work to outside sources. It is cultivating worldwide relationships with major car manufacturers to become the supplier of choice wherever their cars are built.

    Packaging Corporation of America, with headquarters in Evanston, Ill., has as great a breadth of products as any business in its industry and is among the lowest-cost producers. It is the world leader in production of molded fiber products and is the U.S. market leader in aluminum containers and clear plastic packaging for the food service industry. It is well positioned to benefit from future packaging trends and to build its specialty packaging segment both through internal growth and incremental acquisitions.

    Mead added that the other two divisions, shipbuilding and chemicals, have investment opportunities promising higher returns, albeit on a smaller scale.

    Tenneco's redeployment strategy is also expected to be a major factor in the improvement in its financial strength going forward. The company's industrial ratio of debt to total capitalization improved to 48.9 percent at the end of the first quarter, the lowest in 10 years and a decline of 18 percentage points from the comparable quarter a year ago.

                                    -more-

CASE: STRONG EARNINGS AND A STRATEGY FOR CONSISTENT PROFITS
- -----------------------------------------------------------

    Tenneco reported today that Case earned $81 million in operating income in the first quarter of 1994, or nearly as much as the $82 million in operating income the division posted for all of 1993. Revenues in the first quarter this year rose 23 percent to $1.0 billion, from $814 million in the period a year ago.

    "We have said for more than two years that one of our prime objectives at Tenneco was to return Case to sustained profitability," Mead said. He added that the division's performance "has exceeded our expectations."

    By retaining a significant ownership position in the new corporation, Tenneco can continue to benefit from improved demand, pricing and international growth opportunities in the farm and construction equipment industry, Mead said.

    Tenneco ranked No. 34 among the nation's largest industrial companies last year, with revenues of $13.3 billion. Case contributed $3.7 billion of that total, the most of any Tenneco division.

    Mead said that "the sale of any stake in Case would go a long way toward unlocking the substantial values we have created in our biggest division during the past two years," he said.

    "As a result, Tenneco will have improved its prospects for steady, year-over-year growth and reduced exposure to industry cycles," he said. "We will become a more focused industrial company, with a faster pace of expansion in international markets."

    After nearly $1.4 billion in restructuring charges and operating losses of $878 million in the combined years of 1991 and 1992, Case has been profitable in each of the last four quarters.

    Operating income has improved for nine consecutive quarters, in quarter-over-quarter comparisons, by a total in that period of $800 million. The total excludes restructuring charges.

                                    -more-

    Case outpaced industry growth rates in several markets in the quarter. North American sales of Case's tractor models with 100 horsepower or more were especially strong, climbing 87 percent compared with an industry increase of 18 percent. Sales in Case construction equipment in North America rose 54 percent in the quarter, compared with 40 percent in the industry.

MAJOR RESTRUCTURING PROGRAM UNDERWAY
- ------------------------------------
    Case currently is executing a restructuring program initiated in March 1993 that is among the most complex in American industry.

    The restructuring was designed in part to reduce excess capacity in Case's worldwide operations, particularly in component manufacturing and final assembly. In addition, component production was overly integrated, many product lines had uneconomic market positions and too many company-owned stores made the worldwide distribution system inefficient.

    The division has successfully reengineered processes to accelerate response time for customer orders and to shorten periods for the design and manufacture of new products.

    Other important programs included the introduction of new products, more efficient manufacturing processes, improved marketing and distribution systems, better pricing strategies, and an emphasis on quality and low operating costs.

    Last month, Case announced a series of steps intended to improve operating efficiencies in Europe. The actions were designed to rationalize agricultural tractor and transmission production and to consolidate engineering, manufacturing and product support for construction equipment.

    The restructuring program is expected to enhance operating income and pretax cash flow through a reduction in costs of approximately $200 million annually over 1992 cost levels by 1997.

    Inventories at the end of the first quarter were about $1.6 billion less than they were at the beginning of 1991 and should decline further by the end of this year.

                                    -more-

    "Today, more than ever, Case is well positioned to achieve its goals," said Jean-Pierre Rosso, president and chief executive officer of Case. "Our future is bright."

    Rosso was appointed president and chief executive officer at Case by Tenneco last month. He had been president of the worldwide home and building control business group of Honeywell Inc.

    Mead will continue as chairman at Case in addition to his positions at Tenneco. He was named chairman and chief executive officer at Case in August 1992.

    "Our goal from the outset was to return Case to consistent profitability," Mead said. "We knew that this was the best way that we could create shareholder value."

    "We think that the earnings that we are announcing today provide evidence that we have successfully created that value," he said. "A public offering is the next logical step to unlock it for our shareholders."

    Case stock has not been publicly traded since Tenneco acquired full ownership in 1970. The division, based in Racine, Wis., was founded in 1842 by Jerome Increase Case.

    The Tenneco unit is the second-largest maker of farm equipment in North America and the largest manufacturer and distributor of light and medium-sized construction equipment in the world. With $3.7 billion in sales, it would have ranked No. 137 last year among the nation's largest, publicly traded industrial companies.

    Approximately 68 percent of its 1993 sales were in North America, and another 26 percent were in Europe. Sales of farm and construction equipment last year contributed approximately 71 percent of Case's total revenues, with replacement parts contributing 23 percent, and financing operations 6 percent.

                                    -more-

    Tenneco Inc. (NYSE: TGT) is the nation's 34th-largest industrial company, with 1993 sales of $13.3 billion.

    Based in Houston, Tenneco has major business interests in natural gas transportation and marketing (Tenneco Gas), farm and construction equipment
(Case), automotive parts (Tenneco Automotive), ship design, construction and repair (Newport News Shipbuilding), packaging (Packaging Corporation of America) and chemicals (Albright & Wilson).

                                     # # #

                           TENNECO HISTORICAL REVIEW

1943 Tennessee Gas and Transmission Company received a certificate authorizing construction of a natural gas pipeline from South Texas to West Virginia.

1945 Became an independent, publicly owned firm after The Chicago Corporation sold its interest to an investment syndicate which, in turn, resold the stock to the public.

1946 Diversified into oil and gas production.

1947 Changed name to Tennessee Gas Transmission Company.

1955 Gained 50 percent ownership of Petro-Tex Chemical Corporation.

1961 Formed Tenneco Oil Company as a wholly owned subsidiary.

1965 Acquired Packaging Corporation of America.

1966 Adopted Tenneco Inc. as the name of the parent company. Tennessee Gas
     Transmission Company became the name of the subsidiary that provided overall administrative and staff services for Tenneco's pipeline operations.

1967 Acquired Kern County Land Company. Included in the transaction were Walker
     Manufacturing Company and a majority interest in J I Case Company.

1968 Acquired Newport News Shipbuilding.

1970 Acquired the remaining interest in J I Case.

1977 Acquired Monroe Auto Equipment Company and formed Tenneco Automotive.
     Acquired 40 percent of the France-based construction equipment firm, Poclain SA.

1978 Acquired full ownership of Albright & Wilson (Tenneco's chemicals division).

1984 Agreed to a 1985 purchase of selected agricultural equipment assets from International Harvester, which were merged into J I Case.

1988 Sold Tenneco Oil Company for $7.63 billion.

1991 Announced a $504 million restructuring, $461 million earmarked for J I
     Case.

1993 Completed an equity offering that raised $1.09 billion. Tenneco announced a $920 million restructuring charge against 1992 earnings to address a second J I Case restructuring.

1994 Announced offer of 35 percent of Case through initial public offering.

                            CASE HISTORICAL REVIEW

1842 Jerome Increase Case founded the company by improving and selling a crude
     "ground hog" thresher in Rochester, Wis. Two years later, Case moved his business to Racine, Wis.

1863 The company was formed officially as J I Case and Company, with later name changes to J I Case Threshing Machine Company in 1880 and to J I Case Company in 1928. (After the proposed IPO is completed, the official name will become Case corporation.)

1878 First Case thresher shipped overseas, to France.

1912 Production of road-building equipment such as steam rollers and road graders begins.

1957 Acquired American Tractor Corporation, establishing a leadership position in the construction equipment market.

1964 Kern County Land Company acquired controlling interest in Case.

1967 Tenneco Inc. acquired Kern County Land Company and its majority ownership of Case.

1970 J I Case became a wholly owned subsidiary of Tenneco Inc.

1985 Tenneco acquired selected agricultural assets from International Harvester.
     Enabled regain Case to regain status as a full-line manufacturer of combines, implements and tractors.

1991 Announced $461 million restructuring aimed at reducing costs

1993 Restructuring program announced to strategically reposition Case. Tenneco takes $920 million writedown to cover anticipated costs of the program, one of the most complex restructurings in American industry.

1993 Case earned $82 million for the full year, completing eight consecutive quarters of improving operations, excluding restructuring charges. Division is profitable in each of last three quarters of the year. Inventories reduced by $1.9 billion at year-end from the beginning of 1991.

1994 Earnings in first quarter were $81 million, a positive swing of $98 million compared with a loss of $17 million in the year-ago quarter. Tenneco Inc. announces plan to offer 35 percent of Case in a newly organized independent corporation.